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                                 EXHIBIT 10.2.2

             Employment Agreement made as of March 21, 1995, by and
                 between Bram Goldsmith and City National Bank

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                              EMPLOYMENT AGREEMENT
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       THIS EMPLOYMENT AGREEMENT is made as of the 21st day of March, 1995 by
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  and between BRAM GOLDSMITH ("Goldsmith") and CITY NATIONAL BANK, a National
  Bank ("CNB").
       I.   Employment.  CNB hereby employs Goldsmith, and Goldsmith hereby
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  accepts employment, under the terms and conditions hereafter set forth.

       II.  Duties.  Goldsmith shall be employed as the Chairman of the Board
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  and Chief Executive Officer of CNB and his duties shall be consistent with such office and position. Substantially all of Goldsmith's duties shall be performed in Los Angeles and Beverly Hills, California and unless mutually agreed upon by Goldsmith and CNB, Goldsmith shall be headquartered in Beverly Hills, California.

       III. Term.  Subject to the provisions for termination as hereinafter
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  provided, the term of this Agreement shall be deemed to have commenced on May
  15, 1995 and shall terminate three (3) years thereafter.

       IV.  Annual Compensation.  In addition to fringe benefits and
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  reimbursement of expenses consistent with Goldsmith's duties and position, CNB shall pay Goldsmith as annual compensation, payable in equal semimonthly payments, the sum of Five Hundred Forty Thousand Dollars ($540,000) during the term hereof.

       V.   Incentive Bonus.  Goldsmith shall be paid an annual incentive bonus,
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  provided however, that the amount of such incentive bonus for any year in terms of a percentage of

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  Goldsmith's then annual salary shall be no less than the percentage of annual salary paid as a bonus to any other member of executive management of CNB.
  For the purpose of determining the amount of bonus to be paid Goldsmith for any calendar year, his then annual salary shall be an amount equal to twenty-four times the semimonthly salary paid to Goldsmith (exclusive of any incentive bonus) for the calendar year in question.

       VI.  Life Insurance.  CNB has provided Goldsmith with a whole life
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  insurance policy on the joint lives of Goldsmith and Mrs. Elaine Goldsmith in an initial insured amount of Seven Million Dollars ($7,000,000), the premium for which was fully paid in 1990. Such life insurance policy is owned by the Goldsmith l980 Life Insurance Trust ("Trust"). Such life insurance policy or the proceeds thereof, and possession of the policy and all rights therein, including the right to designate the beneficiary, shall be vested completely in the Trust; provided however, that CNB shall be entitled to receive from the proceeds of such policy a sum equal to the aggregate amount of premiums, without interest, paid by CNB on account of such policy pursuant to the terms of the Split Dollar Life Insurance Agreement, as amended, and attached hereto marked Exhibit A.

       VII. Extent of Service.  Goldsmith shall devote his time, attention and
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  energies to the business of CNB and shall not, during the term of this
  Agreement, be engaged in any other activity which will interfere with the performance of his duties hereunder. Time expended by Goldsmith on philanthropic activities and in connection with real estate investments shall be

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  deemed not to interfere with the performance of his duties hereunder; provided however, that during the term thereof, Goldsmith shall not become an active participant (as opposed to a passive investor or consultant) in any real estate investment or venture in which he does not presently have a direct or indirect interest.

       VIII.      Termination of Employment.
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            A.    Termination by CNB for Good Cause.  CNB may terminate the
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  employment of Goldsmith for "good cause" by written notice to Goldsmith.  For purposes of this Agreement, "good cause" shall mean only (i) conviction of a crime directly related to his employment hereunder, (ii) conviction of a felony involving moral turpitude, (iii) willful and gross mismanagement of the business and affairs of CNB, or (iv) breach of any material provision of this Agreement. In the event the employment of Goldsmith is terminated pursuant to this subparagraph 8(a), CNB shall have no further liability to Goldsmith other than for compensation accrued but not yet paid.

            In the event CNB contends that it has good cause to terminate Goldsmith pursuant to clause (iii) or (iv) of this subparagraph 8(a), CNB shall provide Goldsmith with written notice specifying in reasonable detail the services or matters which it contends Goldsmith has not been adequately performing, or the material provisions of this Agreement of which Goldsmith is in violation, why CNB has good cause to terminate this Agreement, and what Goldsmith should do to adequately perform his obligations hereunder. If within thirty (30) days of receipt of

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  the notice Goldsmith performs the required services or modifies his performance to correct the matters complained of, Goldsmith's breach will be deemed cured, and Goldsmith's employment shall not be terminated. However, if the nature of the service not performed by Goldsmith or the matters complained of are such that more than thirty (30) days are reasonably required to perform the required service or to correct the matters complained of, then his breach will be deemed cured if he commences to perform such service or to correct such matters within the thirty (30) day period and thereafter diligently prosecutes such performance or correction to completion. If Goldsmith does not perform the required services or modify his performance to correct the matter complained of within the thirty (30) day period or the extension thereof, CNB shall have the right to terminate this Agreement at the end of the thirty (30) day period or extension thereof. It is understood that Goldsmith's performance hereunder shall not be deemed unsatisfactory solely on the basis of any economic performance of CNB because this performance will depend in part on a variety of factors over which Goldsmith has little control.

            B.    Termination by CNB Without Good Cause.  CNB may terminate the
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  employment of Goldsmith without "good cause" (as defined in subparagraph 8(a)
  above) at any time by written notice to Goldsmith. In the event the employment of Goldsmith is terminated pursuant to this subparagraph 8(b), CNB shall continue to be obligated to pay to and compensate Goldsmith pursuant to paragraphs 4 and 5 of this Agreement for the full term of this Agreement. Goldsmith shall have no duty to mitigate and CNB

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  shall have no right to offset any other compensation paid to Goldsmith during the applicable time period.

            C.    Termination by Death or Disability.  CNB may  terminate the
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  employment of Goldsmith by written notice to Goldsmith if, during the term of this Agreement, Goldsmith shall become incapable of fulfilling his obligations hereunder because of injury or physical or mental illness which shall exist or may reasonably be anticipated to exist for a period of twelve (12) consecutive months or for an aggregate of twelve (12) months during any twenty-four (24) month period. The death of Goldsmith during the term of this Agreement shall likewise operate to terminate the Agreement, except that Goldsmith's base salary shall continue in effect and be paid to his wife, if she is then living, and if she is not then living, to his Revocable Living Trust for a period equal to the lesser of two years or the remaining term of this Agreement. In the event the employment of Goldsmith is terminated by CNB pursuant to this subparagraph 8(c) because of injury, physical or mental illness, CNB shall continue to be obligated to pay Goldsmith while he is alive his base salary and Incentive Bonus which Goldsmith would otherwise have been entitled to receive pursuant to Paragraph 5 to the same extent and in the same manner as if Goldsmith had remained employed by CNB for the full term of this Agreement less any amount Goldsmith receives in lieu of salary while he is alive during the term of this Agreement from private or government insurance programs, exclusive of reimbursement of medical costs.

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            D.    Optional Termination by Goldsmith.  Goldsmith may terminate
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  this Agreement by written notice to CNB at any time after a change in control of CNB should occur. A change of control shall be deemed to have occurred if any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities and Exchange Act of 1934), other than Goldsmith or City National Bank, Trustee of the Profit Sharing Retirement Plan of City National Bank Employees, is or becomes the "beneficial owner" (as that term is defined by the Securities and Exchange Commission for purposes of Section 13(d) of the Securities and Exchange Act of 1934), directly or indirectly, of securities of City National Corporation or its successors representing more than twenty percent (20%) of the combined voting power of the outstanding securities of City National Corporation, excluding any securities purchased directly from Goldsmith. In the event the employment of Goldsmith is terminated pursuant to the provisions of this subparagraph 8(d), CNB shall continue to be obligated to pay to and compensate Goldsmith pursuant to paragraphs 4 and 5 of this Agreement for the full term of this Agreement. Goldsmith shall have no duty to mitigate and CNB shall have no right to offset other compensation paid to Goldsmith during the applicable time period. Notwithstanding anything in this subparagraph 8(d) to the contrary, in no event shall Goldsmith be paid in any year any amount pursuant to this Agreement that constitutes an "excess parachute payment" and is not deductible by CNB under Section 280G of the Internal Revenue Code of 1986 (the "Code"), or any amendment thereto or any subsequently enacted legislation of

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  similar effect, and any amounts payable to Goldsmith pursuant to this subparagraph 8(d) shall not exceed a sum equal to the product of 299% times an amount equal to Goldsmith's "base amount" as defined in Section 280G of the Code for the period consisting of the most recent five taxable years ending before the date on which the change of control occurs.

       IX.  Entire Agreement; Modification; Waiver.  This Agreement and the
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  agreements referred to in the Exhibits attached hereto constitute the entire agreement between the parties pertaining to the subject matter contained therein and supersedes all prior and contemporaneous agreements, representations and understandings of the parties. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both parties. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

       X.   Separability Clause.  The invalidity or unenforceability of any
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  provision hereof shall in no way affect the validity or enforceability of any other provision hereof.

       XI.  Benefit.  Except as herein and otherwise specifically provided, this
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  Agreement shall be binding upon and inure to the benefit of the parties, their personal representatives, heirs, administrators, executors, successors, and permitted assigns.

       XII. Notices.  Any notice, request, or other communication required to be
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  given pursuant to the provisions of this Agreement

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  shall be in writing and shall be deemed to be duly given if delivered in person or mailed by registered or certified United States mail, postage prepaid, and mailed to the parties at the following addresses:

         CITY NATIONAL BANK                 BRAM GOLDSMITH
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         City National Bank                 Mr. Bram Goldsmith
         400 No. Roxbury Drive              City National Bank
         Beverly Hills, CA 90210            400 No. Roxbury Drive
         Attn: Richard H. Sheehan, Jr.      Beverly Hills, CA 90210



        The parties hereto may change the above addresses from time to time by giving notice thereof to each other in conformity with this Paragraph 12.

        XIII.      Non-Competition.  Goldsmith agrees not to compete with CNB in
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  any form whatsoever.  Without limiting the generality of the foregoing,
  Goldsmith covenants and agrees with CNB that Goldsmith shall not, during or after the term of this Agreement, disclose to anyone any confidential information concerning the business or operations of CNB which Goldsmith may acquire in the course of or incident to the performance of his duties hereunder, including, without limitation, processes, customer lists, business or trade secrets, or methods or techniques used by CNB in its business or operations.

        Goldsmith covenants and agrees that he shall not, during the term of this Agreement, directly or indirectly (whether for compensation or otherwise), alone or as an agent, principal, partner, shareholder or in any other capacity, own, manage, operate, join, control or participate in the ownership, manage-

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  ment, operation or control of  or furnish any capital to or be connected in any manner with or provide any services for any business, operation or entity which competes with the business or operations of CNB.

        XIV. Construction.  This Agreement shall be governed by, and construed
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  in accordance with, the laws of the State of California.

        XV.  Captions.  The paragraph headings and captions contained herein are
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  for reference purposes and convenience only and shall not in any way affect the meaning or interpretation of this Agreement.

        XVI. Counterparts.  This Agreement may be executed in one or more
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  counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        XVII.      Amendments.  This Agreement shall not be modified, amended,
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  or in any way altered except by an instrument in writing and signed by both of the parties hereto.

        XVIII.     Mandatory Arbitration.  At the request of Goldsmith or City
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  National Bank, any dispute, claim, controversy of any kind (whether in contract or tort, statutory or common law, legal or equitable) now existing or hereafter arising out of, pertaining to or in connection with this Agreement and/or any renewals, extensions, or amendments thereto, shall be resolved through final and binding arbitration conducted at a location determined by the arbitrator in Los Angeles or Beverly Hills, California, and administered by the American Arbitration

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  Association ("AAA") in accordance with the Federal Arbitration Act, 9 U.S.C.
  (S)1, et seq., and the then existing Commercial Arbitration Rules of the AAA. Judgment upon any award rendered by the arbitrator(s) may be entered in any State or Federal courts having jurisdiction thereof.

        IN WITNESS WHEREOF, the parties hereto have executed this Employment Agreement as of the date first above written at Beverly Hills, California.

                                   CITY NATIONAL BANK


                                   By:  /s/ Richard H. Sheehan, Jr.
                                      -----------------------------
                                      Richard H. Sheehan, Jr.,
                                      Senior Vice President


                                       /s/ Bram Goldsmith
                                     --------------------
                                   BRAM GOLDSMITH

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